Exhibit 99.1

Dear Lifeloc Shareholder:

Along with all other Lifeloc shareholders, you are receiving a non-taxable stock dividend consisting of your share of Lifeloc’s recently organized subsidiary, Probation Tracker, Inc. (PTI). This letter supplements the enclosed Information Statement, and attempts to explain in plain English what the Information Statement says in legalese.

In keeping with its then (new) strategy to go after faster sales growth, Lifeloc purchased a product line in March, 2017 known as R.A.D.A.R.® 100, a self-administered alcohol breath tester that measures, records and saves the user’s blood-alcohol level, with biometric sensors to correctly identify the user. The R.A.D.A.R. device was designed to be part of an offender supervision program as an alternative to incarceration, and it is assigned to offenders as a condition of parole or probation with random testing throughout the day to demonstrate that they are meeting the conditions of their sentence. We knew the product badly needed upgrading and thought we could accomplish that in a couple of years, at which time it would be available to support SpinDx™, the other product we’re developing, that rapidly determines the presence of drugs of abuse. We had licensed this unique technology from Sandia Labs some 6 months earlier.

The first year, and more, was spent learning the intricacies of the R.A.D.A.R. device. Specifications were formulated based on market input, and we began familiarizing the market with the upgraded R.A.D.A.R. 200. By the end of 2020, it became clear that: (i) Covid 19 was impacting all commercial activity in a negative and meaningful way, including a slowdown in completing R.A.D.A.R. 200, and (ii) the mileposts included in the SpinDx exclusive license agreement with Sandia were becoming more difficult to meet while diverting resources to completing R.A.D.A.R. 200.

Although R.A.D.A.R. 200 was completed in the 2020 – 2021 time frame, the pandemic had caused prospective customers to pause purchases of nearly everything. R.A.D.A.R. 200 was slow to gain market acceptance, which was initially thought to be attributable to pandemic-suppressed market activity, but as the product was presented and tested, it became apparent that several further refinements were needed. Ongoing discussions led to the conclusion that the SpinDx mileposts could not be met while also upgrading R.A.D.A.R. 200 to R.A.D.A.R. 300. As a result, plans to work on R.A.D.A.R. 300 were put on hold in favor of devoting all available resources to SpinDx.

Consideration of various alternatives for addressing the potential market opportunity R.A.D.A.R. presents resulted in the decision to organize a new company, PTI, and to have Lifeloc fund it with $61,353 of seed money. These funds will be used by PTI to engage engineering personnel for the purpose of proving that R.A.D.A.R. 300 can be successfully completed and commercialized. Once proof of concept is forthcoming, PTI will attempt to raise additional capital for the purpose of manufacturing and selling R.A.D.A.R. 300. If successful, Lifeloc will then transfer all R.A.D.A.R. assets to PTI in exchange for $1,250,000 of redeemable preferred stock.

R.A.D.A.R. 300 is a portable hand-held device that can reliably: (i) determine the user’s whereabouts; (ii) determine whether the user is adhering to the condition of the user’s release which prohibits the use of alcohol by notifying the user on a random basis that the user must blow an alcohol test; (iii) determine whether the user is in fact the correct user; and (iv) report the results to a database and issue an alert for any failed test according to a method selected by the user’s supervisor – all in such a way as will facilitate gaining employment without arousing skepticism because of the presence of an ankle bracelet. The concept underlying R.A.D.A.R. is that of a liberating tool of freedom. The device is approximately the size of a cell phone and can be used discreetly. Gainful employment and refraining from the use of alcohol play important roles in lowering recidivism as well as addressing the over crowded jails problem. R.A.D.A.R. is copyrighted and stands for Real-time Alcohol Detection And Reporting.

The separation of R.A.D.A.R. from SpinDx will enable Lifeloc to focus solely on SpinDx. PTI, with R.A.D.A.R. 300, intends to address the post-conviction market, whereas Lifeloc has and will continue to address the pre-conviction market.

PTI’s interim management consists of Wayne Willkomm, PhD., President and CEO, and Vern Kornelsen, Chairman, Secretary, and CFO. Both have similar positions with Lifeloc. The board of directors consists of Dr. Willkomm, Mr. Kornelsen, and Mr. Donald Siecke. All are current directors of Lifeloc. The above officers and directors will serve without compensation until PTI holds its regular annual meeting of shareholders in 2023.

Upon completion of the distribution of PTI stock to Lifeloc’s shareholders, each Lifeloc stockholder as of [______________], the record date for the distribution, will receive one share of PTI common stock for every four shares of Lifeloc common stock held as of the close of business on the record date. PTI common stock will be issued in book-entry form only, which means that no physical share certificates will be issued. No vote of Lifeloc or PTI stockholders is required for the distribution. You do not need to take any action to receive the shares of PTI to which you are entitled as a Lifeloc stockholder, and you do not need to pay any consideration or surrender or exchange your Lifeloc common stock, which will continue to trade on the OTC market. The PTI stock you are receiving will not be registered for trading at this time.

We encourage you to read the attached information statement, which describes the planned distribution of PTI common stock in detail and contains important business and financial information about PTI.

The Lifeloc board of directors and management team are confident that the pending separation will create new opportunities for both companies to realize significant growth while maintaining our commitment to our investors, employees and community. We look forward to the potential we expect will be unlocked by the spin-off—for Lifeloc, for PTI and for you, as a stockholder of both companies. On behalf of our board of directors, thank you for your continued support.

Sincerely,

Wayne R. Willkomm, Ph.D.

President and Chief Executive Officer

R.A.D.A.R.® is a registered trademark of Lifeloc Technologies, Inc.

SpinDx is a trademark of Sandia Corporation.

Information contained herein is subject to completion or amendment. A Registration Statement on Form 10 relating to these securities has been filed with the U.S. Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934, as amended.

Preliminary and Subject to Completion, Dated [   ], 2022

INFORMATION STATEMENT

PROBATION TRACKER, INC.

This information statement is being furnished in connection with the distribution by Lifeloc Technologies, Inc. (“Lifeloc”) to its stockholders of the outstanding shares of common stock of Probation Tracker, Inc. (“PTI”), a wholly owned subsidiary of Lifeloc comprising Lifeloc’s portable hand-held breathalyzer device business. To implement the separation, Lifeloc currently plans to distribute all of the shares of PTI common stock on a pro rata basis to Lifeloc stockholders.

For every one share of common stock of Lifeloc held of record by you as of the close of business on [   ], 2022, which is the record date for the distribution, you will receive [   ] shares of PTI common stock. If you sell your shares of Lifeloc common stock in the market after the record date up to the distribution date, you also will be selling your right to receive shares of PTI common stock in connection with the distribution. We expect the shares of PTI common stock to be distributed by Lifeloc to you on [   ], 2022. We refer to the date of the distribution of the PTI common stock as the “distribution date.”

Until the distribution occurs, PTI will be a wholly owned subsidiary of Lifeloc, and consequently, Lifeloc will have the sole and absolute discretion to determine and change the terms of the separation (or to terminate the separation), including the establishment of the record date for the distribution and the distribution date.

No vote of Lifeloc stockholders is required for the distribution. Therefore, you are not being asked for a proxy, and you are requested not to send Lifeloc a proxy, in connection with the distribution. You do not need to pay any consideration, exchange or surrender your existing shares of Lifeloc common stock or take any other action to receive your shares of PTI common stock.

Following the distribution, Lifeloc will continue to trade on the over-the-counter markets under the symbol “LCTC.” There is no current trading market for PTI common stock and none is expected to develop.

In reviewing this information statement, you should carefully consider the matters described in the section titled “Risk Factors” beginning on page [__].

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this information statement is [   ], 2022.

This information statement was first mailed to Lifeloc stockholders on or about [   ], 2022.

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TABLE OF CONTENTS

INFORMATION STATEMENT SUMMARY	3
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	8
THE SEPARATION AND DISTRIBUTION	9
DIVIDEND POLICY	10
BUSINESS	10
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	12
MANAGEMENT & DIRECTORS	13
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	14
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
DESCRIPTION OF CAPITAL STOCK	17
WHERE YOU CAN FIND MORE INFORMATION	19
INDEX TO FINANCIAL STATEMENTS	F-1

PRESENTATION OF INFORMATION

Unless the context otherwise requires or otherwise specifies:

•	The information included in this information statement about PTI, including the Consolidated Financial Statements of PTI, assumes the completion of all of the transactions referred to in this information statement in connection with the separation and distribution.

•	As used in this information statement, references to “PTI,” “we,” “us,” “our,” “our company” and “the company” refers to PTI.

•	References in this information statement to “Lifeloc” refer to Lifeloc Technologies, Inc., a Colorado corporation, and its consolidated subsidiary.

•	References in this information statement to the “distribution” refer to the pro rata distribution of all of PTI’s issued and outstanding shares of common stock to Lifeloc stockholders as of the close of business on the record date for the distribution.
•	R.A.D.A.R. is copyrighted and stands for Real-time Alcohol Detection And Reporting.

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INFORMATION STATEMENT SUMMARY

The following is a summary of selected information discussed in this information statement. This summary may not contain all of the details concerning the separation, the distribution or other information that may be important to you. To better understand the separation, the distribution and our business and financial position, you should carefully review this entire information statement. Unless the context otherwise requires, the information included in this information statement about PTI, including the Financial Statements of PTI, assumes the completion of all of the transactions referred to in this information statement in connection with the separation and distribution.

Our Business

PTI’s primary product, R.A.D.A.R. 200, is a portable hand-held device, the purpose of which is to address over-crowded jails and prisons by providing a probationer with an inconspicuous device that can reliably determine: (i) his whereabouts, (ii) whether he is adhering to the condition of his release which prohibits the use of alcohol by notifying him on a random basis that he is to blow an alcohol test, (iii) whether the person blowing the test is the correct person, and (iv) recording the results and storing them for later retrieval by his supervisor – all in such a way as will facilitate gaining employment without arousing skepticism because of the presence of an ankle bracelet.

Lifeloc purchased the assets known as R.A.D.A.R in March 2017, consisting of patents, software, and an inventory of devices, including components, believing it could upgrade R.A.D.A.R. 100 by refining certain of its features and making it less costly to manufacture. Those objectives were achieved in 2020 and resulted in R.A.D.A.R. 200. In 2022, after determining that R.A.D.A.R. 200 needed additional research and development effort to make it commercially viable, and that Lifeloc’s other business objectives could not be met while also devoting resources to upgrading R.A.D.A.R., Lifeloc’s board of directors decided it would be in the best interests of Lifeloc’s stockholders to contribute the R.A.D.A.R. assets to a new entity, PTI, to focus entirely on the development of R.A.D.A.R.

Summary of Principal Risk Factors

Risks related to our business include: operational and financial aspects of our business and the effects of the COVID-19 pandemic, risks related to the separation and distribution and risks related to our common stock. Such risks may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of our common stock and result in a loss of all or a portion of your investment. Set forth below is a high-level summary of some, but not all, of these risks. The following summary of risk factors is not exhaustive. Please read the information in the section titled “Risk Factors,” beginning on page [__], for a more thorough description of these and other risks.

The Separation and Distribution

The separation will occur through a pro rata distribution to Lifeloc stockholders of 100% of the shares of common stock of PTI. Lifeloc will remain a publicly traded company after the separation and distribution, continuing to focus on designing, producing and selling fuel-cell based breath alcohol testing equipment, and developing, manufacturing and marketing Sandia Corporation's patented SpinDx™ technology, sometimes referred to as “Lab on a Disk”, for the detection of drugs of abuse.

On [   ], 2022, the Lifeloc board of directors approved the distribution of all of PTI’s issued and outstanding shares of common stock on the basis of one (1) share of PTI common stock for every four (4) shares of Lifeloc common stock held as of the close of business on [   ], 2022, the record date for the distribution, rounded up to the nearest whole share.

Reason for Furnishing This Information Statement

This information statement is being furnished solely to provide information to Lifeloc stockholders who will receive shares of PTI common stock in the distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of Lifeloc’s or PTI’s securities. The information contained in this information statement is believed by PTI to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither Lifeloc nor PTI undertakes any obligation to update the information except as may be required in the normal course of their respective disclosure obligations and practices, or as required by applicable law.

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RISK FACTORS

You should carefully consider the following risks and uncertainties, together with all the other information in this information statement, including our consolidated financial statements and the related notes, in evaluating PTI and PTI common stock (“our stock” or “our common stock”). This section does not describe all risks that may be applicable to us, our industry, or our business, and it is intended only as a summary of material risk factors. More detailed information concerning other risks and uncertainties as well as those described below is contained in other sections of this information statement. Additional risks and uncertainties we have not or cannot foresee as material to us may also adversely affect us in the future. If any of the risks below or other risks or uncertainties discussed elsewhere in this information statement are actually realized, our business and financial condition, results of operations, and cash flows could be adversely affected. The impact of the COVID-19 pandemic has also exacerbated and may continue to exacerbate other risks discussed herein, any of which could have a material effect on us. Additional impacts may arise that we are not currently aware of, and this situation is changing rapidly.

Our product development efforts may not be technologically feasible or cost effective, which would limit our ability generate revenues.

We intend to commit substantial resources, alone or with collaboration partners, to the development of the R.A.D.A.R. product. There is no guarantee that we will be successful in creating a portable hand-held breath alcohol detection device that meets the specifications required by our potential customers. We face significant technological hurdles, and if we are unsuccessful at completing and demonstrating commercial viability of the R.A.D.A.R. 300 product, our expected profit margins could be reduced and the potential profitability of our business could be compromised.

If prospective customers fail to adopt our product, our business could be adversely affected.

We cannot be sure that businesses or governments will adopt our R.A.D.A.R. solution. Our ability to penetrate the markets for our product depends on a number of factors, including the cost, performance, and perceived value associated with our product. In addition, it may take substantial time, potentially longer than we initially forecast or anticipate, to bring on new customers. Furthermore, potential customers could have made significant investments in alternative products or services, or may not be persuaded that our product is needed for their business or operations. If the market fails to grow or grows more slowly than we currently expect or businesses fail to adopt our product, our business, operating results, and financial condition could be adversely affected.

The separation may not be successful.

Upon completion of the distribution, we will be a stand-alone company. The process of becoming a stand-alone company may distract our management from focusing on our business and strategic priorities. Further, we may not be able to issue debt or equity on terms acceptable to us or at all. Moreover, even with equity compensation tied to our business, we may not be able to attract and retain employees as desired. We also may not fully realize the anticipated benefits of being a stand-alone company if any of the risks identified in this “Risk Factors” section, or other events, were to occur. If we do not realize these anticipated benefits for any reason, then our business may be negatively affected. In addition, the separation could adversely affect our operating results and financial condition.

Following the separation and distribution, our financial profile will change, and we will be a less diversified company than Lifeloc prior to the separation.

The separation will result in each of Lifeloc and PTI being less diversified companies with more limited businesses concentrated in their respective industries. As a result, our company may be more vulnerable to changing market and regulatory conditions, which could have a material adverse effect on our business, financial condition and results of operations. In addition, the diversification of our revenues, costs, and cash flows will diminish as a standalone company, such that our results of operations, cash flows, working capital, effective tax rate and financing requirements may be subject to increased volatility and our ability to fund capital expenditures and investments, pay dividends and service debt may be diminished.

We are a seed-stage company and have no operating history or operating results.

We are a seed-stage company and have no operating history or operating results. We were incorporated on June 1, 2022, and have engaged in no business activity. As a result, we have no operating history upon which to base an evaluation of us or our prospects. We have limited resources and will be largely dependent upon raising additional capital in order to continue to scale our business. If additional capital is not available when required or is not available on acceptable terms, we may be forced to modify or abandon our business plan. This could result in a cessation of operations.

Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control.

These factors include the rate of market acceptance of our products, regulatory developments and general economic trends. Due to these factors, we cannot anticipate with any degree of certainty what our revenues, if any, will be in future periods.

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New entrants into our market may result in increased competition, which could result in a loss of customers or a reduction in revenue.

Although we believe that our market will stay a new and fragmented market, new entrants not currently considered to be competitors may still enter our market through acquisitions, partnerships or strategic relationships. The potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services and larger marketing budgets, as well as greater financial, technical and other resources. These pressures could result in a substantial loss of our customers or a reduction in our revenue.

Government regulation could impose burdensome requirements and restrictions that could impair demand for our products.

Any government regulation of our products or services, whether at the federal, state or local level, may increase our costs and the price of our service, may have a negative impact on our revenue and profitability, and may challenge the commercial viability of our business.

If the distribution does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, we, as well as Lifeloc and Lifeloc’s stockholders, could be subject to significant tax liabilities, and, in certain circumstances, we could be required to indemnify Lifeloc for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement.

There can be no assurance that the IRS will not assert that the distribution and/or certain related transactions do not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge. In the event the IRS were to prevail with such challenge, we, as well as Lifeloc and Lifeloc’s stockholders, could be subject to significant U.S. federal income tax liability and indemnification obligations under the tax matters agreement to be entered into between Lifeloc and us in connection with the separation. For more information, see “Material U.S. Federal Income Tax Consequences.”

We rely heavily upon the talents of our Chief Executive Officer, the loss of whom could severely damage our business.

Our performance depends to a large extent on a small number of key managerial personnel. In particular, we believe our success is highly dependent upon the services and reputation of our Chief Executive Officer and President, Dr. Wayne R. Willkomm. Loss of Dr. Willkomm's services could severely damage our business.

We must continue to be able to attract employees with the scientific and technical skills that our business requires, and if we are unable to attract and retain such individuals, our business could be severely damaged.

Our ability to attract employees with a high degree of scientific and technical talent is crucial to the success of our business. There is intense competition for the services of such persons, and we cannot guarantee that we will continue to be able to attract and retain individuals possessing the necessary qualifications.  If we cannot attract such individuals, we may not be able to keep our products current, bring new innovation to market or produce our products. As a result, our business could be damaged.

We are reliant on sales representatives for access to the channels of distribution.

PTI will use sales representatives to market and sell to the law enforcement markets. Those sales representatives may also represent other companies’ law enforcement products. Business development through sales representation is uncertain.

Third parties may infringe on our patents, and as a result, we could incur significant expense in protecting our patents or not have sufficient resources to protect them.

We hold several patents that are important to our business. Although we are not currently aware of any past or present infringements on our patents, we plan to protect these patents from infringement and obtain additional patents whenever feasible. To this end, we have obtained confidentiality agreements from our employees and consultants and others who have access to the design of our products and other proprietary information.  Protecting and obtaining patents, however, is both time consuming and expensive. We therefore may not have the resources necessary to assert all potential patent infringement claims or pursue all patents that might be available to us.  If our competitors or other third parties infringe on our patents, our business may be harmed.

Third parties may claim that we have infringed on their patents and as a result, we could be prohibited from using all or part of any technology used in our products.

Should third parties claim a proprietary right to all or part of any technology that we use in our products, such a claim, regardless of its merit, could involve us in costly litigation.  If successful, such a claim could also result in us being unable to freely use the technology that was the subject of the claim, or sell products embodying such technology.  If we engage in litigation, our expenses may increase and our business may be harmed.  If we are prohibited from using a particular technology in our products, our revenues may decline and our business may be harmed.

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We depend on the availability of certain key supplies and services that are available from only a few sources, and if we experience difficulty with a supplier, we may have difficulty finding alternative sources of supply.

We require certain key supplies for our products, particularly fuel cells, that are available from only a few sources.  Based upon our ordering experience to date, we believe the materials and services required for the production of our products are currently available in sufficient quantities. However, this does not mean that we will continue to have timely access to adequate supplies of essential materials and services in the future or that supplies of these materials and services will be available on satisfactory terms when the need arises. Our business could be severely damaged if we become unable to procure essential materials and services in adequate quantities and at acceptable prices.

From time to time, subcontractors may produce certain of our products for us, and our business is subject to the risk that these subcontractors fail to make timely delivery.  Our products and services are also from time to time used as components in the products of other manufacturers. We are therefore subject to the risk that manufacturers that integrate our products or services into their own products may change their source of supply to other vendors, may change their product designs in a way that eliminates our components, may choose to have their components manufactured by other means, and/or become unable to acquire essential supplies and services from third parties in a timely fashion.  If this occurs, we may not be able to deliver our products on a timely basis and our revenues may decline.

Our customers may claim that the products we sold them were defective, and if our insurance is not sufficient to cover a claim, we would be liable for the excess.

Like any manufacturer, we are and always have been exposed to liability claims resulting from the use of our products.  We expect to maintain product liability insurance to cover us in the event of liability claims.  However, our insurance may not be sufficient to cover all possible future product liabilities.

We could be liable if our business operations harmed the environment, and a failure to maintain compliance with environmental laws could severely damage our business.

Our operations will be subject to a variety of federal, state and local laws and regulations relating to the protection of the environment.  Although we intend to comply with all applicable environmental laws and regulations, our business could be severely damaged by any failure to maintain such compliance.

Our business may be adversely affected by the continuing Covid-19 pandemic

Our business is adversely affected by the ongoing outbreak of a strain of coronavirus variants. The Covid-19 outbreaks including the Delta and Omicron variants resulted in continued shutdown of certain businesses globally which led to disruptions to our supply chain and our customers’ business operations. Ongoing disruptions and responses to those disruptions could include the temporary closure of third-party supplier and manufacturer facilities, interruptions in product supply, or restrictions on the export or shipment of our products or components. Global health concerns, such as Covid-19, its variants, and other health concerns, also results in greater continued social, economic, and labor instability in the countries in which we or our customers and suppliers operate. These disruptions or the uncertainties around them could have a material adverse effect on our business and our results of operations and financial condition.

Risks Related to Our Stock

Shares of our common stock lack a trading market.

Shares of our common stock are not yet eligible for trading on any national securities exchange. Our common stock may be quoted in the over-the-counter market on the OTC Bulletin Board or in what are commonly referred to as “pink sheets.” However, these markets are highly illiquid. There is no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities quoted on the OTC Bulletin Board as compared with securities traded on a national exchange. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, or to obtain coverage for significant news events concerning us, and the common stock could become substantially less attractive for margin loans, for investment by financial institutions, as collateral for borrowing, as consideration in future capital raising transactions or for other purposes.

Under Exchange Act Rule 144, a person who has beneficially owned restricted shares of our common stock for at least one year is entitled to sell their securities provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale. Persons who have beneficially owned restricted shares of our common stock for at least one year but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following: 1% of the total number of securities of the same class then outstanding; or the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.  A sale under Rule 144 or under any other exemption from the Securities Act of 1933, as amended (the “Securities Act”), if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

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Additionally, the price of our securities may be volatile as a result of a number of factors, including, but not limited to, the following:

•	our ability to successfully conceive and to develop new products and services to enhance the performance characteristics and methods of manufacture of existing products;
•	our ability to retain existing customers and customers’ continued demand for our products and services;
•	the timing of our research and development expenditures and of new product introductions;
•	the timing and level of acceptance of new products or enhanced versions of our existing products; and
•	price and volume fluctuations in the stock market at large which do not relate to our operating performance.

Our principal stockholder has significant voting power and may take actions that may not be in the best interests of other stockholders.

Vern D. Kornelsen, Chairman of the Board of Directors, secretary, and Chief Financial Officer, beneficially owned approximately 77% of our outstanding common stock as of the distribution date. Through this ownership, Mr. Kornelsen is able to control the composition of our board of directors and direct our management and policies. Accordingly, Mr. Kornelsen has the direct or indirect power to:

•	elect all of our directors and thereby control our policies and operations;
•	amend our bylaws and some provisions of our certificate of incorporation; and
•	prevent mergers, consolidations, sales of all or substantially all our assets or other extraordinary transactions.

Mr. Kornelsen's significant ownership interest could adversely affect investors' perceptions of our corporate governance. In addition, Mr. Kornelsen may have an interest in pursuing acquisitions, divestitures and other transactions that involve risks to us and you. For example, Mr. Kornelsen could cause us to make acquisitions that increase our indebtedness or to sell revenue generating assets. Mr. Kornelsen may from time to time acquire and hold interests in businesses that compete directly or indirectly with us.

“Penny stock” rules may make buying or selling our securities difficult, which may make our stock less liquid and make it harder for investors to buy and sell our securities.

Trading in our securities is subject to the SEC’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future.  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Blue Sky considerations may limit sales in certain states.

The holders of our securities and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our securities. Investors should consider any secondary market for our securities to be a limited one. We may seek coverage and publication of information regarding the company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. There is no guarantee that we will be able to secure a listing containing all of this information or how long it might take to secure such a listing. Until a listing is published, trading in our securities will be subject to significant state law restrictions. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports. While many states expressly recognize these manuals, a smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals, making applicability of the manual exemption uncertain in those states. The following states do not have provisions expressly recognizing the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. While we may, in our discretion, cause our securities to be registered under the state securities laws of these or other states, there is no guarantee that we will do so.

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We may issue shares in the future, diluting your interest in us.

We expect to issue additional shares and options to purchase shares of our common stock to compensate employees, consultants and directors, and we expect to issue additional shares to raise capital.  Any such issuances will have the effect of further diluting the interest of the holders of our securities.

Stockholders should not anticipate receiving cash dividends on our stock.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain future earnings to support operations and to finance expansion and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement and other materials Lifeloc and PTI have filed or will file with the SEC (and oral communications that Lifeloc or PTI may make) contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “believe,” “continue,” “could,” “effort,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “trajectory,” “will” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors (including risks, uncertainties and assumptions) that might cause or contribute to a material difference include, but are not limited to:

•	our ability to successfully develop, manufacture and sell our products;
•	our ability to retain the services of key personnel;
•	fluctuations in our results of operations over time;
•	global economic conditions;
•	changes in tax rates, changes in tax laws or exposure to additional income tax liabilities;
•	additional liabilities for taxes, duties, interest and penalties related to our operations as a result of indirect tax laws;
•	current and future litigation matters or a failure to comply with current or future laws or regulations;
•	potential strain on our operations and increase in our operating expenses as a result of our expansion of operations and infrastructure;
•	political events, war, terrorism, public health issues, natural disasters, sudden changes in trade and immigration policies, and other circumstances that could materially adversely affect us;
•	the timing of the distribution and whether the distribution will occur at all;
•	our ongoing relationship with Lifeloc and any related conflicts of interest;
•	failure of the distribution to qualify for tax-free treatment, which may result in significant tax liabilities to Lifeloc for which we may be required to indemnify Lifeloc in certain situations;
•	achievement of the expected benefits of the separation;
•	our ability to operate as a stand-alone company;
•	impacts and lasting effects of the COVID-19 pandemic; and
•	the effect of the separation and distribution on our business.

There can be no assurance that the separation, distribution or any other transaction described above will in fact be consummated in the manner described or at all.

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In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this information statement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The factors identified above are believed to be important factors, but not necessarily all of the important factors, that could cause actual results to differ materially from those expressed in any forward-looking statement made by us.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. These forward-looking statements speak only as of the date of this information statement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

See the section titled “Risk Factors” for a more complete discussion of the risks and uncertainties mentioned above and for discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this information statement and hereafter in our and Lifeloc’s other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

THE SEPARATION AND DISTRIBUTION

Overview

The separation will occur through a pro rata distribution to the Lifeloc stockholders of 100% of the shares of common stock of PTI.

On [   ], 2022, the Lifeloc board of directors approved the distribution of all of PTI’s issued and outstanding shares of common stock on the basis of one (1) share of PTI common stock for every four (4) shares of Lifeloc common stock held as of the close of business on [   ], 2022, the record date for the distribution, rounded up to the nearest whole share.

On [   ], 2022, the distribution date, each Lifeloc stockholder will receive one (1) share of PTI common stock for every four (4) shares of Lifeloc common stock held at the close of business on the record date for the distribution, rounded up to the nearest whole share, as described below. Upon completion of the distribution, each PTI stockholder as of the record date will continue to own shares of Lifeloc common stock and will receive a proportionate share of the outstanding common stock of PTI to be distributed. You will not be required to make any payment, surrender or exchange your Lifeloc common stock or take any other action to receive your shares of PTI common stock in the distribution. The distribution of PTI common stock as described in this information statement is subject to the final approval of the Lifeloc board of directors.

When and How You Will Receive the Distribution

With the assistance of EQ Shareowner Services, Lifeloc expects to distribute PTI common stock, on [   ], 2022, the distribution date, to all holders of outstanding Lifeloc common stock as of the close of business on [   ], 2022, the record date for the distribution. EQ Shareowner Services will serve as the settlement and distribution agent in connection with the distribution and the transfer agent and registrar for PTI common stock.

If you own Lifeloc common stock as of the close of business on the record date for the distribution, PTI common stock that you are entitled to receive in the distribution will be issued electronically, as of the distribution date, to you in direct registration form or to your bank or brokerage firm on your behalf. If you are a registered holder, EQ Shareowner Services will then mail you a direct registration account statement that reflects your shares of PTI common stock. If you hold your Lifeloc shares through a bank or brokerage firm, your bank or brokerage firm will credit your account for the PTI shares. Direct registration form refers to a method of recording share ownership when no physical share certificates are issued to stockholders, as is the case in this distribution. If you sell Lifeloc common stock in the “regular-way” market up to and including the record date, you will be selling your right to receive shares of PTI common stock in the distribution.

Commencing on or shortly after the distribution date, if you hold physical share certificates that represent your Lifeloc common stock and you are the registered holder of the shares represented by those certificates, the distribution agent will mail to you an account statement that indicates the number of shares of PTI common stock that have been registered in book-entry form in your name.

Most Lifeloc stockholders hold their common stock through a bank or brokerage firm. In such cases, the bank or brokerage firm is said to hold the shares in “street name” and ownership would be recorded on the bank or brokerage firm’s books. If you hold your Lifeloc common stock through a bank or brokerage firm, your bank or brokerage firm will credit your account for the PTI common stock that you are entitled to receive in the distribution. If you have any questions concerning the mechanics of having shares held in “street name,” please contact your bank or brokerage firm.

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Transferability of Shares You Receive

Though we do not anticipate there being an active trading market, shares of PTI common stock distributed to holders in connection with the distribution will be privately transferable without registration under the Securities Act, except for shares received by persons who may be deemed to be our affiliates. Persons who may be deemed to be our affiliates after the distribution generally include individuals or entities that control, are controlled by or are under common control with us, which may include certain of our executive officers or directors. Securities held by our affiliates will be subject to resale restrictions under the Securities Act. Our affiliates will be permitted to sell shares of our common stock only pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 under the Securities Act.

Number of Shares of PTI Common Stock You Will Receive

For every four (4) shares of Lifeloc common stock that you own at the close of business on [   ], 2022, the record date for the distribution, you will receive one (1) share of PTI common stock on the distribution date, rounded up to the nearest whole share. Lifeloc will not distribute any fractional shares of PTI common stock to its stockholders. We estimate that it will take approximately two weeks from the distribution date for the distribution agent to complete the distribution of the net cash proceeds.

Trading Between the Record Date and the Distribution Date

If you sell shares of Lifeloc common stock up to the record date, you will be selling your right to receive shares of PTI common stock in the distribution.

DIVIDEND POLICY

We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain future earnings to finance the operation and expansion of our business. As a result, you will need to sell your shares of common stock to receive any income or realize a return on your investment. You may not be able to sell your shares in view of the lack of a trading market.

Any future determination to pay dividends will be at the discretion of our board of directors. If we do commence the payment of dividends in the future, there can be no assurance that we will continue to pay any dividend. Any declaration and amount of any future dividends to holders of our common stock will be at the discretion of our board of directors in accordance with applicable law and after taking into account various factors, including, among other things, general business conditions, our results of operations, financial condition, cash requirements, prospects, contractual, legal and regulatory restrictions regarding dividend payments by our subsidiaries and any other factors the board may consider relevant. No assurance is given that we will pay any dividends to holders of our capital stock, or as to the amount of any such dividends if our board of directors determines to do so, and you may have to rely on sales of your common stock after price appreciation, which may never occur, as the only way to realize any future gain on your investment. See the section titled “Risk Factors.”

BUSINESS

Overview

Probation Tracker, Inc. (“PTI”) is a Wheat Ridge, Colorado based  developer of R.A.D.A.R. 300, a portable hand-held device, the purpose of which to address over-crowded jails and prisons by providing a probationer with an inconspicuous device that can reliably determine: (i) his whereabouts, (ii) whether he is adhering to the condition of his release which prohibits the use of alcohol by notifying him on a random basis that he is to blow an alcohol test, (iii) whether the person blowing the test is the correct person, and (iv) recording the results and storing them for later retrieval by his supervisor – all in such a way as will facilitate gaining employment without arousing skepticism because of the presence of an ankle bracelet. The concept behind R.A.D.A.R. is that of a liberating tool of freedom. The device is approximately the size of a cell phone and can be used discreetly. Gainful employment and refraining from the use of alcohol play important roles in lowering recidivism as well as addressing the problem of over-crowded jails. R.A.D.A.R. is copyrighted and means Real-time Alcohol Detection and Reporting.

Lifeloc Technologies, Inc. (“Lifeloc”) purchased the assets known as R.A.D.A.R 100 in March 2017, consisting of patents, software, and an inventory of devices, including components, believing it could upgrade R.A.D.A.R. 100 by refining certain of its features and making it less costly to manufacture. The first year after the acquisition, and more, was spent learning the intricacies of the device. Specifications were formulated based on market input, and an individual was hired in mid 2019 to begin familiarizing the market with R.A.D.A.R. 200. By the end of 2020, it became clear that: (i) COVID 19 was impacting all commercial activity in a negative and meaningful way, resulting in a slowdown in Lifeloc’s ability to complete R.A.D.A.R. 200, and (ii) Lifeloc’s other business objectives would be more difficult to meet if Lifeloc continued to devote resources to completing the development of R.A.D.A.R. 200.

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Although R.A.D.A.R. 200 was completed in the 2020 – 2021 timeframe, the pandemic had caused prospective customers to pause purchases. R.A.D.A.R. 200 was slow to gain market acceptance, which was initially thought to be attributable to pandemic-suppressed market activity, but as the product was presented and tested, it became apparent that several further refinements were needed. Ongoing discussions led to the conclusion that Lifeloc’s other business objectives could not be met while also devoting resources to upgrading R.A.D.A.R. 200 to R.A.D.A.R. 300. As a result, plans to work on R.A.D.A.R. 300 were abandoned in favor of devoting all available resources to Lifeloc’s other business objectives, although Lifeloc’s management continued to believe in the market for R.A.D.A.R. 300 if supported and funded.

Lifeloc’s board of directors considered alternatives that might be available to address this, which resulted in the decision to set up a new company, Probation Tracker, Inc., to acquire certain rights in the R.A.D.A.R. assets, continue development, and ultimately acquire the R.A.D.A.R. assets. Lifeloc set up PTI as a wholly owned subsidiary, and funded it with $61,353 in capital. All of the shares purchased by Lifeloc are being distributed to its shareholders as a non-taxable dividend in accordance with Sec. 355 of the Internal Revenue Code. The purpose of this separation is to focus exclusively on developing R.A.D.A.R. 300 by providing its employees with stock-based incentives linked solely to R.A.D.A.R.’s results, as well as to facilitate financing for R.A.D.A.R. by allowing the financial community to focus exclusively on it.

Using the seed money referred to above, PTI will engage the part time services of an engineer who will attempt to demonstrate proof of concept regarding the features remaining to be developed.

As of June 1, 2022, PTI entered into an Asset Purchase Agreement with Lifeloc (the “Asset Purchase Agreement”) for the purchase of the R.A.D.A.R. assets in exchange for 1,250,000 shares of redeemable preferred stock, redeemable at an exercise price of $1.00 per share (the “Redeemable Preferred”). Closing of the Asset Purchase Agreement is contingent on (i) PTI delivering to Lifeloc acceptable proof of concept showing that R.A.D.A.R. 300 is feasible, and (ii) PTI raising at least $500,000 of additional capital. The Asset Purchase Agreement also obligates PTI to redeem the Redeemable Preferred upon the occurrence of the following events, for as long as the Redeemable Preferred has not been fully redeemed: (a) upon the consummation of one or more capital-raising transactions from which PTI receives aggregate gross proceeds of not less than US$2,000,000, PTI will redeem 50% of the outstanding Redeemable Preferred; (b) upon the consummation of one or more capital-raising transactions from which PTI receives aggregate gross proceeds of not less than US$3,000,000, PTI will redeem 100% of the outstanding Redeemable Preferred; and (c) in any fiscal year following the first year in which PTI’s gross revenue is more than $500,000, to the extent there is Redeemable Preferred Stock that has not yet been redeemed, PTI will redeem an amount of Redeemable Preferred Stock equal to fifteen percent (15%) of the PTI’s pre-tax earnings.

The separation of R.A.D.A.R. from SpinDx will enable Lifeloc to focus solely on SpinDx. PTI, with R.A.D.A.R. 300, will address the post conviction market, whereas Lifeloc has and will continue to address the pre-conviction market.

Probation Tracker, Inc.’s interim management consists of Wayne Willkomm, PhD. Interim President, and Vern Kornelsen, Interim Secretary and CFO. Both have similar positions with Lifeloc.

The board of directors consists of Dr. Willkomm, Mr. Kornelsen, and Donald Siecke. All are current directors of Lifeloc.

The above officers and directors will serve without compensation until PBI holds its first regular meeting of shareholders.

Employees

We expect to engage the part time services of one or more independent contractors to develop R.A.D.A.R. 300. Dr. Willkomm and Mr. Kornelsen are serving as our non-compensated interim president and interim chief financial officer respectively.

Legal Proceedings

We may be involved from time to time in litigation, negotiation and settlement matters that may have a material effect on our operations or finances. We are not aware of any material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we are a party or of which any of our property is subject.

Properties

We do not own or lease any physical properties.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with our consolidated financial statements and related notes included elsewhere in this information statement. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the financial data included in the following discussion. This discussion contains forward-looking statements about our business, operations and industry that involve risks and uncertainties, such as statements regarding our plans, objectives, expectations and intentions. Our future results and financial condition may differ materially from those we currently anticipate as a result of the factors we describe under the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

Overview

The areas in which we expect to do business are highly competitive and include both foreign and domestic competitors. Most of our competitors are larger and have substantially greater resources than we do. Furthermore, other domestic or foreign companies, some with greater financial resources than we have, may seek to produce products or services that compete with ours.

Results of Operations

We are a brand new startup and have no operating history.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities as well as disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expense during the reporting period. Actual results could differ from those estimates.

In November 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). This standard requires that deferred income tax assets and liabilities be presented as noncurrent assets or liabilities in the balance sheet.

Fair Value Measurement. Accounting Standards Codification ("ASC") Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equity securities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

For purposes of reporting cash flows, we consider all cash and highly liquid investments with an original maturity of three months or less to be cash equivalents.

Our financial instrument consists of cash on deposit in a demand checking account.

We have no significant off-balance sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Accounts receivable are typically unsecured and are derived from transactions with and from entities primarily located in the United States or from international distributors with a proven payment history. We had no accounts receivable at June 1, 2022

We had no inventories, property, equipment, long-lived assets, deposits or other assets, accrued expenses, or product warranty reserve at June 1, 2022.

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We account for income taxes under the provisions of ASC Topic 740, Accounting for Income Taxes ("ASC 740"). ASC 740 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities. ASC 740 also requires recognition of deferred tax assets for the expected future tax effects of all deductible temporary differences, loss carryforwards and tax credit carryforwards. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not based on current circumstances, are not expected to be realized.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements, uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

We had no income tax liability at June 1, 2022.

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services.

We had no revenue at June 1, 2022.

We have reviewed all recently issued, but not yet effective, accounting pronouncements. None are pending that will have a material impact on our financial statements or related disclosures.

We expense research and development costs for products and processes as incurred.

Off-Balance Sheet Transactions

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Properties

We conduct all of our operations from the premises of Lifeloc Technologies, Inc. located at 12441 West 49th Avenue, Unit 4, Wheat Ridge, Colorado, where our interim CEO is located, or at 4605 S Denice Dr., Englewood, Colorado, where our interim CFO is located. We pay no rent for the use of either facility.

MANAGEMENT & DIRECTORS

Executive Officers Following the Distribution

The following table sets forth the names of our executive officers, their ages as of June 1, 2022, and their positions and offices held:

Name	Position	Age	Term in Office
Wayne R. Willkomm, Ph.D.	CEO, Director	59	Indefinite, appointed June 1, 2022
Vern D. Kornelsen	CFO, Director	89	Indefinite, appointed June 1, 2022
Donald E. Siecke	Director	83	Indefinite, appointed June 1, 2022

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Wayne Willkomm, PhD, CEO & Director

Wayne Willkomm, Ph.D., was appointed as director and chief executive officer on June 1, 2022. He has been president and chief executive officer of the Company’s parent, Lifeloc Technologies, Inc. (“Lifeloc”), since January 18, 2016.  Before joining Lifeloc, Dr. Willkomm was the North American Market Development Manager for Novomer, Inc. Dr. Willkomm was the principal consultant of Willkomm Consulting, LLC between March 2007 and February 2014. Prior to that, he was president of the Tool and Molding Division of Intrex Corporation from 2006 to 2007. Previous positions include president of Kryptane Systems, LLC from 2000 to 2006 and various positions at Dow Chemical Company from 1989 to 2000. He has broad experience in leading manufacturing and product development organizations, has consulted in renewable materials and medical devices and is an inventor on 14 U.S. patents. He holds a B.S. degree in Chemical Engineering and Chemistry from Carnegie Mellon University and a Ph.D. in Chemical Engineering from the University of Minnesota. In determining Dr. Willkomm’s qualifications to serve on our board of directors, the board considered, among other things, his extensive management, manufacturing, and product development experience.

Vern D. Kornelsen, Chairman, Secretary, CFO & Director

Vern D. Kornelsen was appointed as chairman, secretary, director and chief financial officer on June 1, 2022. He has been chief financial officer and chairman of the board of directors of Lifeloc since 1993. He formerly practiced as a Certified Public Accountant in Denver, CO and is a financial consultant to several early stage companies. He was a director of Valleylab, a manufacturer of electrosurgical units, for 10 years, and led an investor group that provided a portion of its initial funding. Mr. Kornelsen has been a director and participated in the capitalizing of a number of early stage companies, and is currently a director and audit-committee member of Encision Inc. of Boulder, CO, and secretary and a director of Electronic Systems Technology, Inc. of Kennewick, WA, both publicly held companies.  He received a BS degree in business from the University of Kansas. In determining Mr. Kornelsen’s qualifications to serve on our board of directors, the board considered, among other things, his experience and expertise in finance, accounting and management.

Donald E. Siecke, Director

Donald E. Siecke was appointed as director on June 1, 2022. He has served as a director of Lifeloc since January 18, 2016. Mr. Siecke practiced as a certified public accountant in the state of Colorado from 1963 to 1976. He has been president of Kelmore Development Corp., a real estate development company, since 1981. He is a director of privately held companies, metropolitan districts, and charitable organizations. He received a BS degree in business administration from the University of Denver in 1961, having majored in accounting. In determining Mr. Siecke's qualifications to serve on our board of directors, the board considered, among other things, his experience and expertise in finance, accounting and management.

Compensation of Directors and Executive Officers

All of our officers and directors serve without compensation.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards at June 1, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with Lifeloc

As of June 1, 2022, PTI entered into an Asset Purchase Agreement with Lifeloc (the “Asset Purchase Agreement”) for the purchase of the R.A.D.A.R. Assets in exchange for 1,250,000 shares of redeemable preferred stock, redeemable at an exercise price of $1.00 per share (the “Redeemable Preferred”). Closing of the Asset Purchase Agreement is contingent on (i) PTI delivering to Lifeloc acceptable proof of concept showing that R.A.D.A.R. 300 is feasible, and (ii) PTI raising at least $500,000 of additional capital. The Asset Purchase Agreement also obligates PTI to redeem the Redeemable Preferred upon the occurrence of the following events, for as long as the Redeemable Preferred has not been fully redeemed: (a) upon the consummation of one or more capital-raising transactions from which PTI receives aggregate gross proceeds of not less than US$2,000,000, PTI will redeem 50% of the outstanding Redeemable Preferred; (b) upon the consummation of one or more capital-raising transactions from which PTI receives aggregate gross proceeds of not less than US$3,000,000, PTI will redeem 100% of the outstanding Redeemable Preferred; and (c) in any fiscal year following the first year in which PTI’s gross revenue is more than $500,000, PTI will redeem an amount of Redeemable Preferred Stock equal to fifteen percent (15%) of the PTI’s pre-tax earnings.

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Since inception, we have not entered into any other transaction or series of similar transactions with respect to which we were a party, will be a party, or otherwise benefited, in which the amounts involved exceeded or will exceed $120,000; or a director, nominee for director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest. We have not adopted written procedures for review of, or standards for approval of, these transactions, but instead our board of directors intends to review such transactions on a case by case basis.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences of the distribution of PTI common stock to “U.S. holders” of Lifeloc common stock. This discussion is based on the Code, Treasury Regulations promulgated thereunder, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, in each case as in effect and available as of the date of this information statement and all of which are subject to differing interpretations and change at any time, possibly with retroactive effect. Any such interpretation or change could affect the accuracy of the statements and conclusions set forth in this document. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This discussion applies only to U.S. holders (as defined below) of shares of Lifeloc common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the assumption that the separation and the distribution, together with certain related transactions, were or will be consummated in accordance with the master separation agreement and the other agreements related to the separation and distribution and as described in this information statement. Holders of Lifeloc common stock that are not U.S. holders should consult their own tax advisors as to the tax consequences of the distribution.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Lifeloc common stock in light of their particular circumstances nor does it address tax consequences applicable to holders that are or may be subject to special treatment under the U.S. federal income tax laws (such as, for example, insurance companies, tax-exempt organizations, financial institutions, mutual funds, certain former U.S. citizens or long-term residents of the United States, broker-dealers, real estate investment trusts, regulated investment companies, S corporations, partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes), or other pass-through entities or owners thereof, traders in securities who elect to apply a mark-to-market method of accounting, holders who hold their Lifeloc common stock as part of a “hedge,” “straddle,” “conversion,” “synthetic security,” “integrated investment” or “constructive sale transaction” or other risk-reduction transaction, holders who acquired Lifeloc common stock upon the exercise of employee stock options or otherwise as compensation, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, or U.S. holders whose functional currency is not the U.S. dollar). This discussion also does not address any tax consequences arising under the alternative minimum tax, the unearned income Medicare contribution tax pursuant to Section 1411 of the Code or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). In addition, no information is provided with respect to any tax consequences under state, local, or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion does not address the tax consequences to any person who actually or constructively owns 5% or more of Lifeloc common stock (by vote or value).

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Lifeloc common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of Lifeloc common stock that are partnerships and partners in such partnerships should consult their own tax advisors as to the tax consequences of the distribution.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Lifeloc common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

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THE FOLLOWING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE DISTRIBUTION, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. AND OTHER TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND THE EFFECT OF POSSIBLE CHANGES IN LAW THAT MIGHT AFFECT THE TAX CONSEQUENCES DESCRIBED HEREIN.

The IRS could determine that the distribution should be treated as a taxable transaction for U.S. federal income tax purposes. There can be no assurance that the IRS will not assert that the distribution does not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge. In the event the IRS were to prevail with such challenge, Lifeloc, PTI and Lifeloc stockholders could be subject to significant U.S. federal income tax liability or tax indemnification obligations. Please refer to “—Material U.S. Federal Income Tax Consequences if the Distribution Is Taxable” below.

Material U.S. Federal Income Tax Consequences if the Distribution Qualifies as a Transaction That is Generally Tax-Free Under Section 355 of the Code.

If the distribution qualifies as a transaction that is generally tax-free for U.S. federal income tax purposes under Section 355 of the Code, the U.S. federal income tax consequences of the distribution generally are as follows:

•	no gain or loss will be recognized by (and no amount will be includible in the income of) Lifeloc as a result of the distribution;

•	no gain or loss will be recognized by (and no amount will be includible in the income of) U.S. holders of Lifeloc common stock upon the receipt of PTI common stock in the distribution;

•	the aggregate tax basis in the Lifeloc common stock and the PTI common stock received in the distribution in the hands of each U.S. holder of Lifeloc common stock immediately after the distribution will equal the aggregate basis of Lifeloc common stock held by such U.S. holder immediately before the distribution, allocated between the Lifeloc common stock and the PTI common stock in proportion to the relative fair market value of each on the date of the distribution; and

•	the holding period of PTI common stock received by each U.S. holder of Lifeloc common stock in the distribution will generally include the holding period at the time of the distribution for the Lifeloc common stock with respect to which the distribution is made.

If a U.S. holder of Lifeloc common stock holds different blocks of Lifeloc common stock (generally shares of Lifeloc common stock acquired on different dates or at different prices), such holder should consult its own tax advisor regarding the determination of the basis and holding period of shares of PTI common stock received in the distribution in respect of particular blocks of Lifeloc common stock.

Material U.S. Federal Income Tax Consequences if the Distribution Is Taxable.

As discussed above, the IRS could assert that the distribution does not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in taking this position, some or all of the consequences described above would not apply, and Lifeloc, PTI and Lifeloc stockholders could be subject to significant U.S. federal income tax liability. In addition, certain events that may or may not be within the control of Lifeloc or PTI could cause the distribution and certain related transactions not to qualify for tax-free treatment for U.S. federal income tax purposes.

If the distribution were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Section 355 of the Code, in general, for U.S. federal income tax purposes, Lifeloc would treat the distribution as a taxable dividend, and would file Form 1099DIV with the Internal Revenue Service for each recipient. Lifeloc stockholders who receive shares of PTI common stock in the distribution would be subject to tax based on the fair market value of such shares.

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES THAT MAY BE IMPORTANT TO PARTICULAR HOLDERS. ALL HOLDERS OF LIFELOC COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE DISTRIBUTION, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding our pro-forma common stock owned as of the close of business on June 1, 2022 by the following persons: (i) each person who is known by us to beneficially own more than 5% of our common stock; (ii) each of our directors who beneficially own our common stock; (iii) each of our Named Executive Officers who beneficially own our common stock; and (iv) all executive officers and directors, as a group, who beneficially own our common stock. The information on beneficial ownership in the table and footnotes thereto is based upon data furnished to us by, or on behalf of, the persons listed in the table. Unless otherwise indicated, the business address of each person listed is c/o Lifeloc Technologies, Inc., 12441 West 49th Ave., Ste 4, Wheat Ridge, CO 80033.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Vern D. Kornelsen	472,362	(3)	77.0%
Donald E. Siecke	0	(4)	0%
Wayne Willkomm, Ph.D.	0	(5)	0%
Robert Greenlee	46,245	(6)	7.5%
All executive officers and directors as a group, including those named above (3 persons)	472,362		77.0%

(1)	Represents shares with respect to which each beneficial owner listed has sole or shared voting and investment power.

(2)	As of June 1, 2022, we had 613,530 shares of our common stock issued and outstanding. Percentages are calculated on the basis of the amount of issued and outstanding common stock.

(3)	Holdings as of June 1, 2022. Includes 8,532 shares owned directly and 463,831 shares owned by EDCO Partners LLLP, of which Mr. Kornelsen is the General Partner.

(4)	Mr. Siecke does not own any shares directly. However, EDCO Partners LLLC, of which Mr. Siecke is a limited partner, holds 84,373 shares on his behalf and 30,701 shares on behalf of Siecke Fruhling Investment Co., of which Mr. Siecke is a limited partner. Mr. Siecke has neither investment power nor voting power with respect to the shares held by EDCO Partners LLLC.

(5)	Dr. Willkomm does not own any shares directly. However, EDCO Partners LLLC holds 5,869 shares on his behalf in his capacity as a limited partner. Dr. Willkomm has neither investment power nor voting power with respect to the shares held by EDCO Partners LLLC.
(6)	Mr. Greenlee is a director of Lifeloc but is not a director of PTI.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock, as they are expected to be in effect upon the consummation of the distribution. This description is not complete and is qualified by reference to the full text of our certificate of incorporation and bylaws, the forms of which will be filed as exhibits to the registration statement of which this information statement forms a part, as well as the applicable provisions of the Colorado law.

Our certificate of incorporation and our bylaws contain provisions intended to enhance the likelihood of continuity and stability in the composition of our board of directors.

General

Upon completion of the distribution, our authorized capital stock will consist of:

•	shares of common stock, no par value; and

•	shares of preferred stock, no par value, in one or more series.

Immediately following the distribution, we expect that there will be approximately 613,530 issued and outstanding shares of common stock, based on approximately 2,454,116 shares of Lifeloc common stock issued and outstanding as of August 18, 2022, and that no shares of our preferred stock will be issued and outstanding.

17

Common Stock

Each holder of our common stock will be entitled to one vote for each share on all matters to be voted upon by the common stockholders, and there will be no cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding-up of our company, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any outstanding preferred stock.

Holders of our common stock will have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. After the distribution, all outstanding shares of our common stock will be fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors will be authorized, subject to limitations prescribed by the Colorado securities law and by our amended and restated certificate of incorporation, to issue up to 1,250,000 shares of preferred stock in one or more series without further action by the holders of our common stock. Our board of directors will have the discretion, subject to limitations prescribed by the Colorado securities law and by our amended and restated certificate of incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

PTI intends to designate 1,250,000 shares of its preferred stock as Redeemable Preferred Stock to be issued to Lifeloc in accordance with the Asset Purchase Agreement.

Indemnification of Directors and Officers

We are organized under the laws of the State of Colorado.  Our officers and directors are indemnified as provided by the Colorado Business Corporation Act (“CBCA”), our Articles of Incorporation, and our By-laws. The General Laws of Colorado provide that we must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of our Company against reasonable expenses incurred by him in connection with the proceeding.

In addition, we may indemnify a director against liability incurred in a proceeding if:

(1)(i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of our Company or that his conduct was at least not opposed to the best interests of our Company; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(2) he engaged in conduct for which he shall not be liable as provided in our Articles of Incorporation which may limit personal liability of a director as provided in the CBCA.

Under the CBCA, a director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation. Unless ordered by a court as provided in the statute, we may not indemnify a director if his conduct did not satisfy the standards set forth above.

The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described the CBCA.

 Our Articles of Incorporation, as amended, provide that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the CBCA as in effect at the time such liability is determined. Our By-laws provide that we shall indemnify our directors and officers to the full extent permitted by the laws of the State of Colorado against all liabilities and expenses except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of our Company or in the best interests of the participants or beneficiaries of an employee benefit plan. In addition, we hold a Director and Officer Liability and Corporate Indemnification Policy.

Listing

We do not intend to apply to list our shares on any exchange.

18

Sale of Unregistered Securities

We have not sold any securities, registered or otherwise, within the past three years, except for the original issuance of 613,530 shares of common stock to Lifeloc.

Transfer Agent and Registrar

The transfer agent and registrar for PTI’s common stock will be EQ Shareowner Services.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form 10 with the SEC with respect to the shares of our common stock being distributed as contemplated by this information statement. This information statement is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to PTI and PTI common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this information statement relating to any contract or other document filed as an exhibit to the registration statement of which this information statement forms a part include the material terms of such contract or other document. However, such statements are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, on the internet website maintained by the SEC at www.sec.gov. Information contained on or connected to any website referenced in this information statement is not incorporated into this information statement or the registration statement of which this information statement forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

As a result of the distribution, PTI will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, will file periodic reports, proxy statements and other information with the SEC.

We intend to furnish holders of our common stock with annual reports containing financial statements prepared in accordance with U.S. generally accepted accounting principles and audited and reported on, with an opinion expressed, by an independent registered public accounting firm.

You should rely only on the information contained in this information statement or to which this information statement has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this information statement.

19

F-1

Gries & Associates, LLC Certified Public Accountants 501 S. Cherry Street, Suite 1100 Denver, Colorado 80246

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Probation Tracker, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Probation Tracker Inc. (the Company) as of June 1, 2022, and the related statement of operations, stockholders’ equity and cash flows for the period then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 1, 2022, and the results of its operations and its cash flows for each of the period then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion

.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the disclosures to which it relates.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

We have served as the Company’s auditor since 2022.

Denver, Colorado August 16, 2022 PCAOB ID 6778

F-2

PROBATION TRACKER, INC.

BALANCE SHEET

JUNE 1, 2022

ASSETS
CURRENT ASSETS:
Cash	$61,353
Total current assets	61,353

PROPERTY AND EQUIPMENT, at cost	—

OTHER ASSETS	—

Total assets	$61,353

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES	—

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 613,530 shares outstanding	61,353
Preferred stock, $1 per share stated value; none outstanding	—
Retained earnings	—
Total stockholders' equity	61,353

Total liabilities and stockholders' equity	$61,353

See accompanying notes.

F-3

PROBATION TRACKER, INC.

STATEMENT OF INCOME (LOSS)

JUNE 1, 2022 (INCEPTION) TO JUNE 1, 2022

REVENUES	—

COST OF SALES	—

GROSS PROFIT
—
OPERATING EXPENSES	—

OPERATING INCOME (LOSS)	—

OTHER INCOME (EXPENSE)	—

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	—

BENEFIT FROM FEDERAL AND STATE INCOME TAXES	—

NET INCOME (LOSS)	$—

NET INCOME (LOSS) PER SHARE, BASIC	$—

NET INCOME (LOSS) PER SHARE, DILUTED	$—

WEIGHTED AVERAGE SHARES, BASIC	613,530

WEIGHTED AVERAGE SHARES, DILUTED	613,530

See accompanying notes.

F-4

PROBATION TRACKER, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

JUNE 1, 2022 (INCEPTION) TO JUNE 1, 2022

Total stockholders' equity, beginning balance	$—

Common stock (613,530 shares issued during period):
Beginning balance	—
Shares issued at stated value of $0.10 per share	61,353
Ending balance	61,353

Preferred stock (none issued during period)	—

Retained earnings:
Beginning balance	—
Net income (loss)	—
Ending balance	—

Total stockholders' equity, ending balance	$61,353

See accompanying notes.

F-5

PROBATION TRACKER, INC.

STATEMENT OF CASH FLOW

JUNE 1, 2022 (INCEPTION) TO JUNE 1, 2022

CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$—
Adjustments to reconcile net income (loss) to net cash
provided from (used in) operating activities:	—
Changes in operating assets and liabilities:	—
Net cash provided from (used in)
operating activities	—

CASH FLOW FROM INVESTING ACTIVITIES:	—

CASH FLOW FROM FINANCING ACTIVITIES:
Issuance of 613,530 shares of common stock at $0.10 per share	61,353
Net cash provided from (used in) financing
Activities	61,353

NET INCREASE (DECREASE) IN CASH	61,353

CASH, BEGINNING OF PERIOD	—

CASH, END OF PERIOD	$61,353

See accompanying notes.

F-6

PROBATION TRACKER, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 1, 2022

1.  ORGANIZATION AND NATURE OF BUSINESS

Probation Tracker, Inc. ("PTI" or the "Company") is a Colorado-based startup organized by Lifeloc Technologies, Inc (Lifeloc), the developer of R.A.D.A.R. 200. PTI was organized as a Colorado corporation on June 1, 2022 for the purpose of researching the feasibility of upgrading R.A.D.A.R. 200 to R.A.D.A.R. 300. R.A.D.A.R. is copyrighted and stands for Real-time Alcohol Detection And Reporting.

The purpose of R.A.D.A.R. is to address over-crowded jails and prisons by providing a probationer with an inconspicuous device that can reliably determine: (i) his whereabouts, (ii) whether he is adhering to the condition of his release which prohibits the use of alcohol by notifying him on a random basis that he is to blow an alcohol test, (iii) whether the person blowing the test is the correct person, and (iv) recording the results and storing them for later retrieval by his supervisor – all in such a way as will facilitate gaining employment without arousing skepticism because of the presence of an ankle bracelet. The device is approximately the size of a cell phone and can be used discreetly. Gainful employment and refraining from the use of alcohol play important roles in lowering recidivism as well as addressing the over-crowded jails problem.

Lifeloc acquired R.A.D.A.R. 100, which it upgraded to R.A.D.A.R. 200 (together with R.A.D.A.R. 100, the “R.A.D.A.R. Assets”), and which it believes needs to be further upgraded to R.A.D.A.R. 300. In the interest of devoting all available resources to the development of another product, Lifeloc organized PTI and contributed $61,353 to PTI in exchange for 613,530 shares of common stock. PTI has filed Form 10 with the Securities and Exchange Commission, which, if approved, will allow Lifeloc to distribute all PTI common stock pro rata to its shareholders.

As of June 1, 2022, PTI entered into an Asset Purchase Agreement with Lifeloc (the “Asset Purchase Agreement”) for the purchase of the R.A.D.A.R. Assets in exchange for 1,250,000 shares of redeemable preferred stock, redeemable at an exercise price of $1.00 per share (the “Redeemable Preferred”). Closing of the Asset Purchase Agreement is contingent on (i) PTI delivering to Lifeloc acceptable proof of concept showing that R.A.D.A.R. 300 is feasible, and (ii) PTI raising at least $500,000 of additional capital. The Asset Purchase Agreement also obligates PTI to redeem the Redeemable Preferred upon the occurrence of the following events, for as long as the Redeemable Preferred has not been fully redeemed: (a) upon the consummation of one or more capital-raising transactions from which PTI receives aggregate gross proceeds of not less than US$2,000,000, PTI will redeem 50% of the outstanding Redeemable Preferred; (b) upon the consummation of one or more capital-raising transactions from which PTI receives aggregate gross proceeds of not less than US$3,000,000, PTI will redeem 100% of the outstanding Redeemable Preferred; and (c) in any fiscal year following the first year in which PTI’s gross revenue is more than $500,000, to the extent there is Redeemable Preferred Stock that has not yet been redeemed, PTI will redeem an amount of Redeemable Preferred Stock equal to fifteen percent (15%) of PTI’s pre-tax earnings.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates in the Preparation of Financial Statements.   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities as well as disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expense during the reporting period.  Actual results could differ from those estimates.

 Deferred Taxes.  In November 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”).  This standard requires that deferred income tax assets and liabilities be presented as noncurrent assets or liabilities in the balance sheet.

Fair Value Measurement.  Accounting Standards Codification ("ASC") Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

F-7

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equity securities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Cash and Cash Equivalents.   For purposes of reporting cash flows, we consider all cash and highly liquid investments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments.   Our financial instrument consists of cash on deposit in a demand checking account

Concentration of Credit Risk. We have no significant off-balance sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Accounts Receivable.  Accounts receivable are typically unsecured and are derived from transactions with and from entities primarily located in the United States or from international distributors with a proven payment history. We had no accounts receivable at June 1, 2022

Inventories.   We had no inventories at June 1, 2022.

Property and Equipment. We had no property and equipment at June 1, 2022.

Long-Lived Assets.   We had no long-lived assets at June 1, 2022.

Deposits and Other Assets.  We had no deposits or other assets at June 1, 2022.

Accrued Expenses.  We had no accrued expenses at June 1, 2022.

Product Warranty Reserve.  We had no product warrant reserve at June 1, 2022.

Income Taxes.  We account for income taxes under the provisions of ASC Topic 740, Accounting for Income Taxes ("ASC 740"). ASC 740 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities. ASC 740 also requires recognition of deferred tax assets for the expected future tax effects of all deductible temporary differences, loss carryforwards and tax credit carryforwards.  Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not based on current circumstances, are not expected to be realized.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements, uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

We had no income tax liability at June 1, 2022.

F-8

Revenue Recognition.  In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services.

We had no revenue at June 1, 2022.

Recent Accounting Pronouncements.  We have reviewed all recently issued, but not yet effective, accounting pronouncements. None are pending that will have a material impact on our financial statements or related disclosures.

Research and Development Expenses. We expense research and development costs for products and processes as incurred.

3.  BASIC AND DILUTED INCOME AND LOSS PER COMMON SHARE

We had no income or loss at June 1, 2022.

4.  STOCKHOLDERS' EQUITY

The total number of authorized shares of preferred stock continues to be 1,250,000, of which none were outstanding at June 1, 2022. Under the Asset Purchase Agreement, PTI anticipates certifying a class of redeemable preferred stock, subject to the redemption requirements set forth in the Asset Purchase Agreement and Redeemable Preferred. (See Note 1 above.)

The total number of authorized shares of common stock continues to be 50,000,000, no par value per share, of which 613,530 were issued on June 1, 2022 at $0.10 apiece.

5.  COMMITMENTS AND CONTINGENCIES

We had no commitments or contingencies at June 1, 2022.

6. SUBSEQUENT EVENTS

We evaluated all of our activity and concluded that no subsequent events have occurred that would require recognition in our financial statements or disclosed in the notes to our financial statements, except as follows.

On August ____, 2022 we submitted Form 10 to the Securities and Exchange Commission. Once cleared, all of our outstanding shares will be distributed to the shareholders of Lifeloc in proportion to their ownership in Lifeloc.

F-9